As filed with the Securities and Exchange Commission on May
6, 1997
                                Registration No.33-

                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              F O R M  S-3

                         REGISTRATION STATEMENT
                                under
                     THE SECURITIES ACT OF 1933


                      FIRST ENTERTAINMENT, INC.
      (Exact name of Registrant as specified in its charter)

       Colorado                                    84-0974303

      (State Or Other                             (IRS Employer
ID No.)
      Jurisdiction Of
      Incorporation)


     1380 Lawrence Street, Suite 1400     A.B. Goldberg
     Denver, Colorado 80204               1380 Lawrence Street,
Suite 1400
     (303) 592-1235                       Denver, Colorado 80204
     (Address, including zip code         (303) 592-1235
     and telephone number, including      (Name, address,
including zip
     area code of Registrant's            code, and telephone
number,
     principal executive offices)         including area code, of
agent
                                          for service)

The Commission is requested to send copies of all communications and notes to:
                          DAVID J. WAGNER, ESQ.
                    David Wagner & Associates, P.C.
                    8400 E. Prentice Ave, Penthouse
                       Englewood, Colorado  80111
                            (303) 793-0304

     Approximate date of commencement of proposed sale to the public:
        As soon as practicable following the date on which the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box      .

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following space.   X

CALCULATION OF REGISTRATION FEE
                                                                                                                      Proposed
Title of Each                Maximum     Proposed
Class  of         Amount     Offering    Maximum    Amount of
Securities to Be	  To Be      Price       Aggregate  Registration
Registered        Registered Per Unit(1) Offering   Fee
                                         Price(1)

COMMON SHARES       430,000     $!.00       $430,000   $138
$.008 par value

WARRANTS TO
PURCHASE            100,000      -0-	           -0-	           -
0-
COMMON SHARES

COMMON SHARES       100,000     $1.00       $100,000   $ 32
$0.008 par value	    SHARES


TOTAL                                                  $170

  (1) 	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      FIRST ENTERTAINMENT, INC.


Cross Reference Sheet Required by Items 1 through 13, Part I of
Form S-3


Item No. and Caption                    Caption in Prospectus

 1. Forepart of the Registration        Facing page of the
Registration
    Statement and Outside Front         Statement and Outside
Front
    Cover Page of Prospectus            Cover Page of Prospectus

 2. Inside Front and Outside Back       Inside Front and Outside
Back
    Cover Pages of Prospectus           Cover Pages of Prospectus

 3. Summary Information, Risk           The Company; Risk Factors
    Factors, and Ratio of Earnings
    to Fixed Charges

 4. Use of Proceeds                     Not Applicable

 5. Determination of Offering Price     Determination of Offering
                                        Price
 6. Dilution                            Not Applicable

 7. Selling Security Holders            Selling Security Holders

 8. Plan of Distribution                Plan of Distribution

 9. Description of Securities to        Description of
Securities;
    be Registered                       Plan of Distribution

10. Interest of Named Experts           Not applicable
    and Counsel

11. Material Changes                    Not Applicable

12. Incorporation of Certain            Incorporation by
Reference
    Information by Reference

13. Disclosure of Commission            Not applicable
    Position on Indemnification for
    Securities Act Liabilities

14. Other Expenses of Issuance          Part II
    and Distribution

15. Indemnification of                  Part II
    Directors and Officers

16. Exhibits                            Part II

17. Undertakings                        Part II


PROSPECTUS
                 FIRST ENTERTAINMENT, INC.

A maximum of 430,000 Shares at the Current Market Bid Price per
Share
A maximum of 100,000 Shares Underlying Stock Purchase Warrants at the Current Market Bid Price Per Share

     Outstanding common stock of First Entertainment, Inc. (the "Company") is hereby offered for sale at the current market bid price by certain shareholders of the Company (the "Selling Shareholders") directly to investors on a "best efforts" basis, for the period of effectiveness of this Prospectus, in an amount up to the amount registered hereby (the "Shares"). See "SELLING SHAREHOLDERS" and "DESCRIPTION OF SECURITIES." There are no minimum number of Shares which must be sold by the Selling Shareholders to utilize the proceeds of the offering. See "PLAN OF DISTRIBUTION."

     The Company's Common Stock is traded in the over-the-counter market on the NASD Automated Quotation System (NASDAQ) under the trading symbol FTET. On May 2, 1997, the closing bid price of the Company's Common Stock was $1.06 per share.

     See "Risk Factors" for a discussion of certain factors that should be carefully considered by prospective purchasers of the Shares offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Shares are offered by the Selling Shareholder, from time to time, and on a continuous basis at the then-current market bid price during the effectiveness of this Prospectus, subject to prior sale and the right to reject orders in whole or in part.

     For the determination of the Offering Price, See
"Determination of Offering Price".

     The Selling Shareholders intend to contract from time to time with licensed Broker-Dealers ("the Broker"), as their agents for the period of the effective date of this Prospectus for sale of their Shares on a "best efforts" basis. The term "best efforts" basis means that the Broker is obligated to use its best efforts to sell the Shares. All proceeds from the sale of Shares will be distributed to the Selling Shareholders and none will be used by the Company. There is no minimum amount which must be sold by the Selling Shareholders. The Selling Shareholders will pay the Broker a commission in accordance with the applicable NASD requirements for all sales of Shares sold through the Broker. See "PLAN OF DISTRIBUTION".
The date of this Prospectus is May 5, 1997.

     THE SHARES OFFERED HEREBY ARE OFFERED BY THE SELLING SHAREHOLDERS SUBJECT TO PRIOR SALE, TO ALLOTMENT AND WITHDRAWAL AND TO CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE. ANY MATERIAL CHANGE TO THE OFFER WILL BE REFLECTED BY AN AMENDMENT OR SUPPLEMENT TO THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART. THE SELLING SHAREHOLDERS AND ITS SELLING AGENTS RESERVE THE RIGHT TO REJECT ORDERS IN WHOLE OR IN PART FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

                   AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the
"Commission").

     All reports, proxy statements and other information filed by the Company with the commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement, which may be obtained from the Public Reference section of the Commission at the address set forth above. Statements contained in this Prospectus regarding the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


                   INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus except as superseded and modified herein:

          1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

          2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996, June 30, 1996, and September 30, 1996, as amended.

          3.  The Company's Current Reports on Form 8-K's dated
January 24, 1996, February 6, 1996, April 19, 1996,
April 26, 1996 and July 24, 1996.

     Statements contained in the foregoing documents incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that statements contained herein modify or replace such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company is not providing a copy of the latest Annual Report to prospective purchasers to accompany this Prospectus.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13 (c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the termination of the Offering or the filing of a post-effective amendment which indicates that all securities offered have been sold or which indicates all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of such filing.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to First Entertainment, Inc., 1380 Lawrence Street, Suite 1400, Denver, Colorado 80204, Attention: Secretary (telephone number
(303) 592-1235).


                             THE COMPANY

     First Entertainment, Inc. (the "Company" or "FTET") was incorporated under the laws of Colorado on January 17, 1985. Currently, the Company is a multi-media entertainment conglomerate, holding controlling interests in five distinct segments, four active and one inactive. The four active segments, which are controlled by the parent company, FTET, are known as "Video," "Radio," "Live Entertainment", and "Retail". The inactive segment is known as "Film". In November 1995, the Company determined to discontinue the operations of its copyrighted properties segment, which it acquired in 1994. Initially, the Company's business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, the Company entered the radio broadcasting business by acquiring Quality Communications, Inc, a Wyoming corporation pursuant to which the Company operates the radio segment of its business. In 1992, the Company acquired a controlling interest in First Films, Inc. ("FFI"), a publicly held Colorado corporation, under which its film and live entertainment operations are undertaken. In December 1996, the Company commenced operations of selling infomercial products in free standing unmanned kiosks in major retail malls including U.S. Military bases. This segment is known as the "retail" segment.

                         RISK FACTORS

     The securities offered hereby represent a speculative investment and involve a high degree of risk of a loss of part or all of the investment. Therefore, prospective investors should read this entire Prospectus and carefully consider, among others, the following risk factors in addition to the other information set forth elsewhere in this Prospectus prior to making an investment.



RISKS OF THE OFFERING

History of Losses.

     During the period from inception (January 17, 1985) to December 31, 1996, the Company incurred operating losses in each fiscal year. Cumulative net losses for that period amount to approximately $11,830,000. As of December 31, 1996, the Company had a stockholders' equity of approximately $1,143,000, had an excess of current liabilities over current assets of approximately $1,261,000 and, in some cases, has been unable to meet its obligations as they become due. The independent certified public accountants' report on the financial statements of the Company contain an explanatory paragraph, which, in general, indicates that the Company has suffered recurring losses from operations, has a working capital deficiency and has defaulted on a substantial portion of its debt. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans include obtaining additional financing, and/or extending its existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. The financial statements do not include any adjustments that might result from these uncertainties.

"Best Efforts-No Minimum" Distribution

     The Shares offered hereby are offered on a "Best Efforts-No Minimum" only basis by the Selling Shareholders, and no individual or firm is committed to purchase or take down any of the Shares so offered; there is no assurance that any portion of the Shares so offered will be sold. Such proceeds will be utilized immediately regardless of how much may be raised in this offering. The funds will be transmitted to the Selling Shareholders and the Shares will thereupon be issued and no refund will be made to investors thereafter. See "PLAN OF DISTRIBUTION."

Limited Public Market

     Historically, there has been a limited public market for the Common Shares of the Company. This situation has not changed with the listing of the Company on the NASDAQ. There can be no assurance that a larger, liquid market will ever develop or that if developed, it will be sustained. Individuals may not be able to liquidate their investment on favorable terms at the time they desire to do so.

Potential Future Sales Pursuant To Rule 144 By Existing
Shareholders

     At February 28, 1997, there were 5,799,713 shares issued and outstanding. As most of these shares of Common Stock held by the Company's present shareholders have not been registered under the Securities Act of 1933, as amended (the "Act") but are, under certain circumstances, available for public sale pursuant to Rule 144, promulgated under the Act. Approximately 95% of these restricted shares have passed the date upon which such restricted shares may be sold in reliance upon Rule 144. Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144(k) also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a two year holding period. The possibility of sales under Rule 144 may adversely affect the market price of the Company's securities. However, there can be no guarantee what the precise effect, if any, will be as a result of the registration of these Common Shares.

BUSINESS RISKS

Intense Competition.

     Competition is intense in each segment of the entertainment industry in which the Company engages. Many of the organizations with which the Company will be in competition have far greater financial and creative resources and larger staffs than the Company. In addition, many of such organizations have proven operating histories, which the Company lacks. See BUSINESS-- Competition.

Negotiation of Rights to Literary Properties and Other Risks.

     The negotiation of acquisition, production financing, production, distribution and sub-distribution agreements can be a critical factor in the Company's business. There can be no assurance of the success of any such negotiations. It is possible that any or all of the projects packaged by the Company could fail to receive any commitment for production financing, production or distribution.

     Even when funds are obtained for the production of a particular project, its actual production may be delayed because of various events beyond the control of the company such as labor problems, delays in supplies, props or costumes, equipment breakdowns, weather delay and other circumstances. The Company intends to seek insurance in order to reduce its exposure to such risks, but the company's success in obtaining insurance against all such contingencies is unlikely and additional financing may be required under such circumstances. In the absence of a completion bond, and in the event that such financing is not available, or substitute artists, screenwriters or producers cannot be engaged, the project may have to be abandoned. If, on the other hand, a delayed project can be produced, it might be completed only at a substantially higher cost to the Company.

Speculative Nature of the Company's Business.

     Profits, if any, from the businesses in which the Company engages are dependent on widespread public acceptance of, and interest in, each creative project undertaken by the Company's various segments. Audience appeal depends upon factors which cannot be ascertained reliably in advance and over which the Company may have no control, including, among other things, unpredictable critical reviews, positioning in the market and changeable public taste. Due to factors such as the unpredictability of audience appeal, many of the Company's completed projects may fail to generate sufficient revenues to recover their costs of acquisition, development, production and distribution. The Company may not recoup all or any portion of its investment in a particular project, and there can be no assurance that any project will yield profits to the Company.

Success Dependent on Management.

     Success of the Company depends on the continued active participation of A.B. Goldberg, the Company's President. There is no employment agreement with him, and the Company has not obtained any "key-man" insurance from which it would benefit in the event of his death. However, the Company intends in the future to negotiate an employment agreement with him. The loss of the services of Mr. Goldberg would adversely affect the continued development of the Company's business.


BUSINESS

General

     First Entertainment, Inc. (the "Company" or "FTET") was incorporated under the laws of Colorado on January 17, 1985. Currently, the Company is a multi-media entertainment company, holding controlling interests in five distinct segments, four active and one inactive. The four active segments, which are controlled by the parent company, FTET, are known as "Video," "Radio," "Live Entertainment," and "Retail". The inactive segment is known as "Film". In November 1995, the Company determined to discontinue the operations of its copyrighted properties segment, which it acquired in 1994. Initially, the Company's business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, the Company entered the radio broadcasting business by acquiring Quality Communications, Inc., a Wyoming corporation pursuant to which the Company operates the radio segment of its business. In 1992, the Company acquired a controlling interest in First Films, Inc. ("FFI"), a publicly held Colorado corporation, under which its film and live entertainment operations are undertaken. In December 1996, the Company commenced operations of selling infomercial products in free standing unmanned kiosks in major retail malls including U.S. Military bases. This segment is known as the "retail" segment.

Video

     Initially, the Company entered the pre-recorded videocassette product market through the design, production and distribution of pre-recorded videocassette travel guides and later expanded into production and distribution of special interest videocassette productions. In June 1986, the Company entered into a trademark licensing agreement with Rand McNally, providing the Company the right to use the Rand McNally name worldwide for its Video Trip product.

     In 1993, the Company negotiated the termination of its relationship with Rand McNally. In July 1993, the Company entered into a new agreement, entitling it to use the KODAK trademark of Eastman Kodak Company for video through its exclusive U.S. distributor, Woodknapp and Company, Inc. This agreement allowed Woodknapp and Company, Inc. to become the exclusive domestic distributor for the Company's Video Trip product and allowed the Company to receive sponsorship assistance from Eastman Kodak Company. This agreement allowed the Company to pass through some of the costs of packaging, marketing and distribution to Woodknapp, who is one of the largest distributors of special interest video in the United States. The Company bore the expense of editing the Rand McNally trademarks from the programs. This editing was completed in December 1993 and shortly thereafter, Woodknapp released, domestically, the first of five release groups created from the Video Trip library. In January 1995, the Company was informed that Woodknapp and Company, Inc. had ceased operations and would not be able to honor its contract as the Company's exclusive U.S. distributor of Video Trips. The Company feels that because of cash flow problems of Woodknapp they were not able to effectively market their Video Trips in 1994.

     In 1995, the Company signed a three year distribution agreement with Fox Lorber, whereby Fox Lorber would test the distribution of 12 video trip titles in North America. Fox Lorber has the right to acquire the remaining 28 video trip titles and extend the term of the agreement from three years to seven years with an additional advance royalty payment of $58,000. During 1996, the Company sold all its foreign distribution rights to Fox Lorber for $50,000.

 Radio

     In October 1987, the Company entered the radio broadcasting business through the acquisition of Quality Communications, Inc. ("Quality Communications"), a Wyoming corporation. At that time, Quality Communications owned and operated three radio stations, which serve markets in Northeast Wyoming and central Iowa. In August 1989, the Company sold two radio stations in Boone, Iowa. The Company, through Quality Communications, operates a radio station, 100.7, The Fox, located in Gillette, Wyoming.

     In November 1993, the Company changed the music format of the radio station formerly known as KGWY, or Y-100, from a top-40 station to a format known as the "Heart of Rock". In February, 1995 the format was changed again to contemporary country. The changes have had a positive effect on its market share and gross revenues. Independent market surveys show the radio station has approximately 44% of the market in Gillette, Wyoming. In 1996, the radio station started promoting concerts using up and coming country and western singers. The radio station was a venue to promote the concerts and add an additional source of revenue for the radio station.

 Live Entertainment

 	FFI owned and operated two comedy clubs, one located in Denver, Colorado and one in Tampa, Florida. The Tampa, Florida, club was closed on January 29, 1995 due to less than expected attendance.

     The goal of this division is to produce first-rate shows in the theater environment. Revenues are generated through both ticket sales at the door and beverage and food sales at tables. Clubs are open to the public only for shows, which last from 1 to 2 hours each, and number as many as three per night. Non-show times are devoted to preparing and producing a show that changes completely each week, and to promoting and marketing the nightclub.

     FFI acquired 100 percent of the outstanding stock of Comedy Works, Inc., a Colorado corporation, on September 13, 1990 in an exchange for 200,000,000 shares of common stock. Comedy Works was incorporated in 1982 and has operated from its Larimer Square, Denver, Colorado location since that time. Comedy Works Larimer Square typically has ten shows per week and has averaged over 2,000 customers per week for the past fifteen years.

 Retail

     In December, 1996 the Company commenced operations of its retail segment. The segment consists of selling the most common and most popular infomercial products in free standing un-manned kiosks in retail outlets throughout the United States. The Company intends to expand operations to include manned kiosks in major retail malls. Each manned kiosks will be approximately 250 square feet and will have approximately 35 to 50 of the top selling infomercial products. The Company opened its first four locations in December, 1996, in Pearl Harbor, Andrews Air Force Base and Bolling Air Force Base in Washington, D.C. and Leichmere s in Cambridge, Massachusetts. The Company intends to complete a private placement of up to $800,000 in 1997 to fund the planned expansion of manned kiosks in major retail malls throughout the United States. The Company operates the kiosks under the name "The Best of As Seen on TV" ("ASOTV").

 Other Business Development

     Balzac

     In April 1996, the Company acquired certain assets from Balzac, Inc., a private company which manufactures and distributes toys, including a product line of toy balls. The assets and rights acquired consisted of the following: inventory of Balzac toys, the exclusive license of Balzac for Australia and various other rights.

     The exclusive license agreement for Australia was acquired for $800,000 payable within five years based upon a formula of 60% of net profits from the sale of Balzac products in Australia. The inventory and various other rights were acquired by issuing 1,100,000 shares of the Company's restricted common stock valued at $1.2 million. In addition, the Company granted certain stock options to Balzac to purchase shares of common stock of the Company.

     During 1996, a dispute arose between the Company and Balzac where Balzac asserted a violation of the Purchase Agreement. Balzac seized the inventory valued at $1 million, which was collateral on the fixed obligation due under the Australian Licensing Agreement, to satisfy the $800,000 obligation under the Licensing Agreement. The Company asserted that Balzac had no right under the Purchase Agreement or License Agreement to seize the inventory and apply the proceeds against the note obligation under the License Agreement.

     In April 1997, Balzac and the Company entered into an agreement whereby Balzac will buy back the Australian Licensing Agreement for $800,000 and will repay the Company $200,000 which was the difference between the value of the seized inventory and the obligation under the licensing agreement. The $1,000,000 will be repaid over forty months at 8% per annum.

     Image Marketing Group

     On September 6, 1994, the Company acquired an 84 percent interest in Image Marketing Group, Inc. ("Image"). The Company issued 248,297 shares of its restricted common stock in exchange for 1,986,374 issued and outstanding shares of Image. In addition, the Company issued 231,976 shares of its Class B preferred stock in exchange for all the issued and outstanding preferred stock of Image and approximately $420,000 of related party debt.

     Image had a substantial amount of working capital invested in inventory items that were not selling, therefore it was unable to recover its investment in inventory or reinvest in new images from the sale of existing inventory. FTET invested approximately $700,000 in Image in an effort to generate sales through introduction of new images to customers. Image was unable to generate enough sales or liquidate its inventory to generate working capital to support continued operations. Since 1993, Image has had losses from operations and at the time it was acquired by the Company was in need of working capital to finance inventory growth. Even with a working capital infusion of approximately $700,000, Image continued to incur losses as a result of declining sales. In November, 1995 it was determined that additional working capital would not be advanced to Image and that the Company would terminate operations and seek a buyer for Image. The discontinuance of operations of Image resulted in a loss of approximately $2.2 million for the year ended December 31, 1995 of which $1.6 million represents the write down of assets to their net realizable value.

     On April 24, 1996 The Company and Harvey Rosenberg, a former officer and director of the Company entered into a Purchase Agreement for the sale of Image. Mr. Rosenberg purchased the Company s 1,986,376 shares of Image for $1,000 resulting in a gain of approximately $414,000. At the time of the disposition of Image, Image had liabilities in excess of assets.

     The results of operations of Image for the year ended
December 31,1996 and 1995 are disclosed in the accompanying statements of operations as discontinued operations.

     Indian Licensing

     In February 1995, the Company signed a series of agreements giving it certain licensing and merchandising rights for the Indian Motor Company, which required the approval of the bankruptcy court. These rights were never approved by the Bankruptcy Court.

     In January, 1996 A.B. Goldberg, Harvey Rosenberg, a former director and several other unrelated parties were named as defendants in a law suit filed by Sterling Consulting Corporation, Receiver for Indian Motorcycle Manufacturing, Inc. The Company filed a counter claim against the Receiver in July, 1996. In September 1996, the Company and the Receiver commenced settlement negotiations whereby all parties would resolve their dispute. In February, 1997 the Company and the Receiver agreed to the terms of a settlement. The proposed Settlement Agreement calls for the Company to relinquish all rights or claims to the Indian Motorcycle Trademark or the use of the Trademark and any licensing rights. In addition, all claims by the Receiver and the Company shall be released and the Company shall pay to the Receiver approximately $114,000. All rights acquired from Scott Kajiya and Jamie Ruiz for the use of the Indian Motorcycle Trademark in Japan are also assigned to the Receiver.

     The transactions described above relating to Indian
Licensing have been rescinded in the accompanying financial statements effective from the date the transactions were entered into as if the transactions did not occur.

     Letters of Intent

     In January, 1997, a non-binding letter of intent was signed with Enternet Corporation, an international marketer of infomercial products. Enternet has successfully combined international wholesaling as well as the franchising of its retail kiosk concept under the name "TV to You". In addition, Enternet operates the most prominent "As Seen on TV" internet shopping site under the name "As On TV", offering a complete array of infomercial products. This potential acquisition fits in well with the development of "The Best of As Seen on TV" in retail locations in the United States, combined with Enternet International expertise and an internet web site. The Company would issue 300,000 shares of common stock of the Company and 100,000 shares of ASOTV for 60% of Enternet. Consummation of the acquisition is subject to a number of conditions including the negotiation of definitive agreements, completion of due diligence and approval by the Board of Directors of both companies. Due to the contingencies involved, the Company is unable to predict if or when the transaction will be consummated.

     In March, 1997, a non-binding letter of intent was signed with ONLINE Casino s, Inc. ("ONLINE") regarding the potential acquisition of ONLINE, which consists of a fully licensed operating gaming casino in the Caribbean, along with an internet gaming license and internet gaming software that controls all aspects of the system. The purchase price of ONLINE is estimated to be $26 million consisting of debt and equity financing. Consummation of the acquisition is subject to a number of conditions including the negotiation of definitive agreements, completion of due diligence and approval by the Directors of both Companies. Due to the contingencies involved, the Company is unable to predict if or when the transaction will be consummated.



 Competition

     Video

     The production and marketing of pre-recorded video cassettes is a highly competitive business. The Company vies with many companies and individuals that have substantial experience in acquiring, producing and distributing such products. Most have resources substantially greater than those of the Company. These competitors include both large and small independent production companies, television and film studios, and others. The Company knows of numerous other videocassette travel guide series (including International Video Network's Video Visits, Travelview, Laura McKenzie's Travel Guide and Fodor's Travel Video); however, the Company believes that the Kodak name and the quality of its programs set it apart from its competitors.

     Radio

     FM100.7, "The Fox" competes with seven other signals available in the area. Two of these radio signals originate from Gillette, Wyoming. The Company presently enjoys the largest share of the market, estimated to be 44 percent.

     Live Entertainment

     Competition is intense in the comedy and music night club entertainment industries. On a national level, the Company competes for entertainers with companies that are better capitalized, highly visible and have longer operating histories and larger staffs in their respective locations. None of the national comedy clubs have locations in Denver, Colorado. Comedy Works Larimer Square has been in business in Denver, Colorado for 15 years and the Company believes it to be the highest revenue-producing comedy club in the area. The Company believes that Comedy Works Larimer Square provides higher-quality acts than its local competitors, reflected in the fact that it charges approximately twice the admission price of its local competitors. The two main competitors of Comedy Works Larimer Square are both individually-owned and located in shopping centers in the suburbs, while Comedy Works is located in the downtown Denver area.

     Retail

     There are several companies that sell infomercial products in retail locations, none of which have a national presence. Other companies are more experienced and are better capitalized but the Company believes it will distinguish itself from competition by offering only the best and most popular infomercial products and by having a better, more up-scale presentation of its products.

 Licenses

     The Federal Communications Commission (FCC) issues radio broadcasters a license to operate within their assigned frequency for seven years. These licenses, upon application, are renewable for additional seven year periods. The FCC issued KGWY its original license on October 1, 1983, to operate at a frequency of
100.7 MHz, 24 hours a day, at 100,000 watts of effective radiated power. It was subsequently reissued in October of 1990. It will be up for renewal again on October 1, 1997. During the renewal process the public has an opportunity to express its opinion of how well the particular station is servicing its broadcast area. Extreme public negativity during this period can hold up the reissuance process. In addition, frequent violations of FCC rules and regulations can be cause for the denial of the station's license renewal.

     The FCC allots a certain number of frequencies for each broadcast area, based upon community need, population factors and the determination of the economic viability of another station in the designated region. Currently there are no other licenses available in the Gillette area. It is possible to request that the FCC reconsider opening up further frequencies through its rule making body, but this can be a time consuming process. All sales of stations and subsequent transfers of licenses must be approved by the FCC.

 Seasonality

     Video

     Although revenues are spread over the entire calendar year, historically the third quarter generally reflects the highest revenues for each year due to increase in wholesale buying for the holiday season.

     Radio

     Although revenues are spread over the entire calendar year, the first quarter generally reflects the lowest and the fourth quarter generally reflects the highest revenues for each year. The increase in retail advertising each fall in preparation for the holiday season, combined with political advertising, tends to increase fourth quarter revenues.

     Retail

     Historically retail is the strongest in the October through December months. The Company projects a decline in sales during January through March and July through September with the second and fourth quarters showing the stronger sales.

     Live Entertainment

     The Company has found that its highest-revenue months are from July 15 to October 15 of each year. From approximately May 15 to July 15 of each year, business is typically down 30 percent below average, primarily because customers prefer outdoor activities at that time of year. During the holiday season, management has found a slight increase due to once-a-year customers, on vacation or hosting visiting friends or relatives.

Employees

     First Entertainment, Inc.

     Currently, FTET, the Holding Company, employs one executive and one administrative person. The Holding Company contracts the accounting and administrative function to a company owned by the former president and to other independent consultants.

     Video

     The Company does not have any video employees, but rather relies upon its distribution for video sales.

     Radio

     The Company employs approximately five full-time employees and eight part-time employees. Of the full-time employees, they are engaged mainly in the administrative radio operations and sales. The part-time employees are engaged in the on-air activities as on-air personalities.

     Live Entertainment

     This division has three full-time employees and approximately 20 part-time employees. Full-time employees are management staff and part-time employees are waitresses, bartenders, and door personnel.

     Retail

     Currently, this division has one full-time employee.

Legal Proceedings

     The Company knows of no litigation pending, threatened, or contemplated, or unsatisfied judgments against it, or any proceedings of which the Company or any of its subsidiaries is a party, except as specified below. The Company knows of no legal actions pending or threatened, or judgment entered against any of its officers or directors or any of its subsidiaries in their capacities as such, except as specified below.

     In January, 1996 the Company, AB Goldberg, Harvey Rosenberg and several other related and unrelated third parties were named as defendants in a lawsuit filed by Sterling Consulting Corporation as Receiver for Indian Motorcycle Manufacturing, Inc.("IMMI") The Complaint alleges interference by defendants in the business of IMMI, conflicts of interest of AB Goldberg, breach of fiduciary duty, unjust enrichment, and bankruptcy fraud.

     In July 1996, The Company filed suit against the Receiver alleging intentional interference of contracted relationships and breach of licensing agreements. In September 1996, the Company and the Receiver commenced settlement negotiations whereby all parties would resolve their disputes. In February 1997, the Company agreed to terms of a Settlement Agreement with the Receiver whereby the Company would relinquish all rights to the Indian Motorcycle Trademark and pay the Receiver approximately $114,000. (See Item 1, Other Business Developments herein)

     In March 1997, the Company commenced legal proceedings against Image Marketing Group, Inc. and Harvey Rosenberg, Burt
Katz and Michael Katz, individually, for collection of approximately $700,000 in advances to Image Marketing.

     In addition, the Company has commenced legal proceedings against HK Retail Concepts for breech of contract. The claims are for unspecified damages at this time.


ACQUISITIONS AND MERGERS

     Since inception the Company has engaged in a series of mergers and acquisitions resulting in its present corporate structure and operating subsidiaries. Currently, the Company has the following transactions to report:

     Power Media

     In July, 1996, the Company issued 770,000 shares of its restricted common stock, valued at $408,100, in exchange for 18,000 of the 25,000 then issued and outstanding shares of Power Media Communications International, Inc. (Power Media), or 72% ownership. Power Media was a substantially dormant company that had developed the concept of selling infomercial products in kiosks primarily located in retail malls.

     In November 1996, a new entity was formed called "The Best Of As Seen on TV", Inc. ("ASOTV") for the purpose of acquiring all of the issued and outstanding common stock of Power Media and to provide original incorporators with ownership in ASOTV. The original incorporators of ASOTV were issued 464,000 shares of ASOTV for par value ($.001 per share), which included 220,800 shares issued to NMG, LLP, an entity owned by the wife of the president of the Company. ASOTV then issued 1,015,000 shares of common stock to the Company for their 18,000 shares of Power Media and issued 324,500 shares to an unrelated party for the remaining 7,000 shares of Power Media. In addition, ASOTV received a stock subscription from the previous owner of the 7,000 shares of Power Media to purchase approximately 325,000 shares of common stock of ASOTV for $150,000, of which $100,000 was received in 1996. As a result of the above transactions, ASOTV owned 100% of Power Media and the Company owned approximately 56 percent of ASOTV as of December 31, 1996.



     Polton

     On May 10, 1994, the Company acquired approximately 80% of the issued and outstanding common stock of the Polton Corporation
("Polton") by issuing 75,000 shares of the Company's restricted common stock valued at $318,000. In addition, the Company advanced Polton $200,000 for working capital. Polton is primarily engaged in the manufacturing and distribution of compact discs and cassettes for Warner Music labels.

     Shortly after the consummation of the Polton acquisition a dispute arose between the Company and Polton whereby Polton refused to provide financial information to the Company necessary to report the consolidated results of operations since the date of acquisition.

     In November, 1995, the Company reached an agreement with Mr. Gary Firth, president of Polton, and Polton whereby Mr. Firth would return the 75,000 shares of the Company's common stock and repay $100,000 of the $200,000 advanced as working capital. The agreement resulted in a write down of the note receivable of $100,000 which has been reflected in the accompanying consolidated statement of operations in selling, general and administrative expenses during 1995.


                DETERMINATION OF OFFERING PRICE

     The public price of the Shares are based upon the trading price of the Common Shares as determined by the market from time to time. All sales of Shares will at the then-current market bid price. Except that the Shares are being sold at the trading price, such price, or prices, as the case may be, otherwise bears no relationship to the Company's assets, book value, net worth, earnings, actual results of operations or any other established investment criteria. Further, except to the extent of the historical trading price of the Common Shares, the sale prices of the Shares should not be considered an indication of the actual or potential value of the Company's securities See "RISK FACTORS" and "DESCRIPTION OF SECURITIES."

SELLING SHAREHOLDERS

     The following Selling Shareholders are registering their shares for sale to the public in connection with this distribution:

Name            Relationship to Company      Amount of Securities
                                             Prior to Offering
Creative
Business
Services, Inc.  Consultant                    60,000(2)
Charles
Bonniwell       Shareholder                   30,000(2)
Frank
D"Alessio       Shareholder                  150,000(2)
Michael
Payne           Shareholder                  120,000(2)
Monty R.
Lamirato, P.C.  Consultant                    10,000(2)
Cindy Jones     Officer                       20,000(1)
Michael Berry   Employee                      15,000(2)
Wende Curtis    Employee                      15,000(2)
Nicholas
Catalano        Director                      10,000(1)
M&M Investment  Warrantholder                100,000(2)

(1) These individuals have the right, by ownership or option, to the number of shares indicated and are affiliates, as that term is used under Rule 405 the Securities Act of 1933, as amended. As a result, their shares are control securities which must be sold pursuant to a reoffer prospectus and are otherwise subject to the limitations of Rule 144(e). That is, each person may not reoffer or resell, whether individually or acting in concert with other persons, more than one percent of the issued and outstanding shares of the Company in any consecutive three month period. At the present time, one percent would equal approximately 57,000 shares.

(2) Each individual plans to sell all shares owned by such person which can be sold pursuant to this Form S-3 Registration
Statement.


PLAN OF DISTRIBUTION

     The Selling Shareholders are offering their Shares at the then-current market bid price of the Shares for the period of the effectiveness of this Prospectus for sale on a "best efforts basis," to the public. Broker-dealers may be utilized by the Selling Shareholders to sell some or all of the Shares and, if so, will be paid the ordinary and customary commissions for such sales. At the present time, there are no firm arrangements with any broker-dealers for sales of the Shares. See "DESCRIPTION OF
SECURITIES" and "SELLING SHAREHOLDERS."

     The Selling Shareholders intend to sell all of their Shares registered hereunder and will immediately utilize the proceeds of the offering as and when raised and regardless of how many Shares are ultimately sold. The Company will receive no proceeds whatsoever from the sale of the Shares.

Securities To Be Outstanding After The Offering

     As of the date of this Prospectus, 5,799,713 Shares of the Company's $.008 par value Common Stock were issued and outstanding, along with a total of 10,689 shares of Class A
Preferred Stock and a total of 125,000 shares of Class C
Preferred Stock. The Selling Shareholders are selling previously issued Shares. Therefore, upon the sale of the maximum number of Shares in of this Offering, the same number of Shares will be outstanding.



Use of Proceeds

     The Selling Shareholders will utilize any and all of proceeds of this Offering which are not paid for commissions to licensed broker-dealers. The Company will receive no portion whatsoever of the proceeds of this Offering.


DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 6,250,000 shares of Common Stock, par value $.008 per share. Immediately prior to this Offering, 5,799,713 shares of Common Stock were outstanding.
The holders of Common Stock have one vote per share on all matters (including election of Directors) without provision for cumulative voting. Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or preemptive rights.

     The Common Stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of Common Stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and the holders of the Company's senior securities. The Company may pay dividends, in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefor, but has paid no cash dividends on its Common Stock.

Preferred Stock

     The Company is authorized to issue 5,000,000 shares of Preferred Stock, $0.001 par value. As of the date of this Prospectus, 10,689 shares of Class A Preferred Stock and a total of 125,000 shares of Class C Preferred Stock are issued and outstanding. In addition, the Company has authorized a Class B
Preferred Stock, although at the date of this Prospectus, no shares have been issued or are outstanding.

     Generally , the Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders. Except as disclosed herein, there are no present plans to issue any such shares.

     A total of 3,000,000 shares have been classified as Class A
Preferred Stock. This Stock has annual cumulative dividends of 7% per annum, was redeemable by the Company not later than November
18, 1996, and is convertible into common shares on a four-for-one basis. This Stock also carries a liquidation preference superior to all other equity of the Company.

     A total of 1,000,000 shares have been classified as Class B
Preferred Stock. This Stock has annual cumulative dividends of 6% per annum, if and when declared, is redeemable by the Company into common shares at a rate of $12.00 per share.

     A total of 1,000,000 shares have been classified as Class C
Preferred Stock. This Stock has no dividend provision, is convertible by the Company into common shares at a conversion price of Class C Preferred Stock equal to the average previous thirty day bid price of the Common Shares on the date of conversion.

Dividend Policy

     The Company has never declared nor paid dividends on its Common Stock. At the present time, the Company has an accumulated deficit which precludes it from paying dividends.
Nevertheless, it is the present intention of the Company not to pay dividends in the foreseeable future; but rather to retain its earnings, if any, to finance its growth, and to increase its capital base.

LEGAL MATTERS

     David Wagner & Associates, P.C., Englewood, Colorado,
Attorneys at Law, has rendered its opinion that the Shares offered pursuant to this Prospectus will, when issued as described in this Prospectus, be duly authorized, validly issued, fully paid and non-assessable shares of the Company.


TRANSFER AGENT

     The transfer agent for the Company's Common Stock is American Securities Transfer, Incorporated, 988 Quail Street,
Suite 101, Lakewood, Colorado 80215. The telephone number is
(303) 234-5300.

ANNUAL REPORTS

     The Company furnishes to Shareholders, after the close of each fiscal year, an annual report which contains financial statements examined by independent public accountants. In addition, the Company furnishes to Shareholders unaudited quarterly reports.

EXPERTS

     The financial statements incorporated by reference into this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, incorporated herein by reference, and are incorporated herein in reliance upon such report, given upon the authority of said firm as experts in auditng and accounting.

     No dealer, salesman or other person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell any security other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstance create any implication that there has been no change in the affairs of the Company since the date hereof. Any material change to the offer will be reflected by an amendment or supplement to the Registration Statement, of which this Prospectus is a part.

TABLE OF CONTENTS
Item

AVAILABLE INFORMATION
INCORPORATION BY
REFERENCE
THE COMPANY
RISK FACTORS
BUSINESS
DETERMINATION OF
 OFFERING PRICE
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
TRANSFER AGENT
ANNUAL REPORTS


     Until August 3 , 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in this distribution, may be required to deliver a current Prospectus.
This is in addition to the obligation of dealers to deliver a current Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





FIRST ENTERTAINMENT, INC.







PROSPECTUS







May 5, 1997




INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.	Other Expenses of Issuance and Distribution.


     Other expenses in connection with the registration of the securities hereunder which will be paid by the Company will be substantially as follows:


                                              Amount Payable
Item	                                         by Company
S.E.C. Registration Fees. . . . . . . . . . . $    170.00
Accounting Fees and Expenses                  $ 2,000.00*
State Securities Laws (Blue Sky)
  Fees and Expenses                           $ 1,000.00*
Printing and Engraving                        $ 1,000.00*
Legal Fees  . . . . . . . . . . . . . .  . . .$ 3,000.00*
Miscellaneous. . . . . . . . .  . . . . . . . $   830.00*

TOTAL                                         $ 8,000.00

*Represents an estimate for the purpose of this filing.


Item 15.  Indemnification of Directors and Officers.

     The Company's Articles of Incorporation authorize the Board of Directors, on behalf of the Company and without shareholder action, to exercise all of the Company's powers of indemnification to the maximum extent permitted under the applicable statute. Title 7 of the Colorado Revised Statutes, 1986 Replacement Volume ("CRS"), as amended, permits the Company to indemnify its directors, officers, employees, fiduciaries, and agents as follows:

     Section 7-109-102 of CRS permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

     (a)  The person conducted himself or herself in good faith;

     (b)  The person reasonably believed:

          (1) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

          (2) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

A corporation may not indemnify such person under this Section 7-
109-102 of CRS:

     (a) In connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation; or

     (b) In connection with any other proceeding charging that such person derived an improper benefit, whether or not involving action in an official capacity, in which proceeding such person was adjudged liable on the basis that he or she derived an improper personal benefit.

     Unless limited by the Articles of Incorporation, and there are not such limitations with respect to the Company, Section 7-109-103 of CRS requires that the corporation shall indemnify such a person against reasonable expenses who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of his status with the corporation.

      Under Section 7-109-104 of CRS, the corporation may pay reasonable fees in advance of final disposition of the proceeding if:

     (a) Such person furnishes to the corporation a written affirmation of the such person's good faith belief that he or she has met the Standard of Conduct described in Section 7-109-102 of CRS;

     (b) Such person furnishes the corporation a written undertaking, executed personally or on person's behalf, to repay the advance if it is ultimately determined that he or she did not meet the Standard of Conduct in Section 7-109-102 of CRS; and

     (c) A determination is made that the facts then known to those making the determination would not preclude indemnification.

     Under Section 7-109-106 of CRS, a corporation may not indemnify such person, including advanced payments, unless authorized in the specific case after a determination has been made that indemnification of such person is permissible in the circumstances because he met the Standard of Conduct under
Section 7-109-102 of CRS and such person has made the specific affirmation and undertaking required under the statute. The required determinations are to be made by a majority vote of a quorum of the Board of Directors, utilizing only directors who are not parties to the proceeding. If a quorum cannot be obtained, the determination can be made by a majority vote of a committee of the Board, which consists of at least two directors who are not parties to the proceeding. If neither a quorum of the Board nor a committee of the Board can be established, then the determination can be made either by the Shareholders or by independent legal counsel selected by majority vote of the Board of Directors.

     The corporation is required by Section 7-109-110 of CRS to notify the shareholders in writing of any indemnification of a director with or before notice of the next shareholders' meeting.

     Under Section 7-109-105 of CRS, such person may apply to any court of competent jurisdiction for a determination that such person is entitled under the statute to be indemnified from reasonable expenses.

     Under Section 7-107(1)(c) of CRS, a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than the foregoing indemnification provisions, if not inconsistent with public policy, and if provided for in the corporation's bylaw, general or specific action of the Board of Directors, or shareholders, or contract.

     Section 7-109-108 of CRS permits the corporation to purchase and maintain insurance to pay for any indemnification of reasonable expenses as discussed herein.

     The indemnification discussed herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     Insofar as indemnification for liabilities under the Securi-ties Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. 	Exhibits.

     The following is a complete list of Exhibits as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601(a) of Regulation S-K, which are incorporated herein:

     Exhibit No.
     5.0  Opinion of Issuer's Counsel re: Legality
    24.1  Consent of Issuer's Counsel
    24.2  Consent of Independent Public Accountant

Item 17.  Undertakings.

     A.   To Deliver Certificates.
     The undersigned registrant hereby undertakes to provide certificates in such denominations and registered in such names to permit prompt delivery to each purchaser.

     B.   Indemnification

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C.  Rule 415 Offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.
     D.  Incorporation of Subsequent Exchange Act Documents.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E.  Incorporated Annual and Quarterly Reports.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado on the 5th day of May, 1997.


                              FIRST ENTERTAINMENT, INC.



                               By:     ///Signed///
                                   A.B. Goldberg
                                   Principal Executive and
                                   Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

A MAJORITY OF THE BOARD OF DIRECTORS



Dated:   5/5/97              By:       ///Signed///
                                   Burton Katz
                                   Director


Dated:   5/5/97               By:      ///Signed///
                                   A.B. Goldberg
                                   Director


Dated:   5/5/97               By:      ///Signed///
                                   Theodore Jacobs
                                   Director


Dated:   5/5/97               By:      ///Signed///
                                   Nicholas Catalano
                                   Director


Exhibits


Exhibit No.

5.0       Opinion of Issuer's Counsel re: Legality

24.1      Consent of Issuer's Counsel

24.2      Consent of Independent Public Accountant


Exhibit 5.0

Opinion of Issuer's Counsel re: Legality

DAVID WAGNER & ASSOCIATES, P.C.
Attorneys and Counsellors at  Law
8400 East Prentice Avenue
Penthouse Suite
Englewood,  Colorado  80111
Telephone (303) 793-0304
Facsimile (303) 771-4562


May 5, 1997



Board of Directors
First Entertainment, Inc.
1380 Lawrence Street
Suite #1400
Denver,  CO  80204


Gentlemen:

     We have acted as counsel to First Entertainment, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") covering registration under the Securities Act 1933, as amended, of the subject shares of the Company's common stock, $.008 par value per share (the "Shares").

     Based upon the foregoing, and assuming that Shares will be issued as set forth in the Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the beneficiary thereof, once issued as described in the Registration Statement.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

                                 Very truly yours,
                                 DAVID WAGNER & ASSOCIATES, P.C.
                                 ///Signed///


Exhibit 24.1

Consent of Issuer's Counsel


DAVID WAGNER & ASSOCIATES, P.C.
8400 East Prentice Avenue
Penthouse Suite
Englewood, Colorado  80111
Telephone (303) 793-0304
Facsimile (303) 771-4562



May 5, 1997





     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.


                           Very truly yours,
                           DAVID WAGNER &  ASSOCIATES, P.C.
                           ///Signed///


Exhibit No.

Consent of Independent Public Accountant


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


First Entertainment, Inc.
Denver, Colorado


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 1997, which report contains an explanatory paragraph relative to a going concern uncertainty, relating to the consolidated financial statements of First Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.


BDO Seidman, LLP

///signed///

Denver, Colorado
May 5, 1997